                          MEMORANDUM OF UNDERSTANDINGS

      THIS MEMORANDUM OF UNDERSTANDINGS  (this  "Agreement") is made and entered into as of September  3, 2006,  by and between ISAN  Holdings  Ltd.,  an Israeli company, whose address is 51 David Pinsky street, Haifa ("ISAN"), and Euroweb RE
Corp.,  a Nevada  corporation,  whose  address is 1061 (1)/2 N  Spaulding,  West
Hollywood, CA 90046 ("ERC").

WHEREAS:    ISAN, a company wholly-owned by the Franco family, is engaged in the business of real estate  development and promotion and management of real estate projects;

WHEREAS:    ERC, a  wholly-owned  subsidiary of Euroweb  International  Corp., a
            Delaware corporation ("Euroweb"), is engaged in the business of real estate  development and has available access to funds which could be invested to advance real estate projects;

WHEREAS:    the parties  hereto seek to form a joint venture to advance the real estate  development  project  entitled  "Hayarkon  Project" (as such project is generally described in Exhibit A hereto) (the "Project");
            and

WHEREAS:    the parties desire to enter into a written  agreement  governing the affairs of the company to be  established  for carrying on the joint venture and the conduct of its business;

      NOW, THEREFORE, for and in consideration of the premises and the covenants set forth herein, and for other good and valuable  consideration,  the adequacy, receipt and  sufficiency  of which are hereby  acknowledged,  the parties hereby agree as follows:

I.    The Company

      1.    Formation. Upon entering into this Agreement, the parties organize a special  purpose  entity  in the  form of an  Israeli  company  (the
            "Company").

      2.    Purpose and Scope of Business.  The business  purpose of the Company shall  be to  engage  solely  in the  following  activities,  all in
            accordance   with  this  Agreement:   (i)   purchasing,   financing,
            developing,  marketing  and  selling the Project and the real estate subject thereof,  (ii) performing its obligations  under agreements, instruments or other documents to which it is a party, including any purchase agreement,  loan agreement, and agreements with contractors and consultants in connection  with the Project,  and (iii) engaging in those  activities,  including  execution of agreements,  that are necessary or desirable to accomplish the foregoing or are incidental thereto.

      3.    Ownership.  The  Company  shall be owned in equal  parts by ISAN and
            ERC.  Upon its  formation,  the Company shall issue each of ISAN and
            ERC 50% of the  Company's  shares.  The Company  shall not issue any equity  interests or other securities to any third party without the written consent of each of ISAN and ERC.

      4.    Shareholders Action. A quorum for any meeting of the shareholders of the Company  (which may be held in person or  telephonically)  shall require the  participation  of both ISAN and ERC.  Any action of the shareholders  of the  Company  (which  may also be taken by  written consent) shall require the consent of both ISAN and ERC.

      5.    Board of  Directors.  The Board of  Directors  of the  Company  (the
            "Board of Directors")  shall be initially  comprised of two members, one to be  appointed  by ISAN (the  "ISAN  Director")  and one to be appointed by ERC (the "ERC Director").  Each shareholder  shall have the  right  to  remove  the  director  appointed  by it and fill any vacancy  resulting  from such  removal  or the  resignation  of such director,  by  appointing a new director who shall be  acceptable by both  parties . A quorum for any  meeting of the Board of  Directors
            (which may be held in person or  telephonically)  shall  require the participation  of both the ISAN Director and the ERC  Director.  Any action of the Board of Directors (which may also be taken by written consent) shall require the consent of both the ISAN Director and the
            ERC Director.

      6.    Management.  The management  and conduct of the day-to-day  business and affairs of the Company shall be vested to begin with in ISAN who shall be appointed as the general manager of the Company. ISAN shall have the right to take all  actions on behalf of the  Company and to do all things in  connection  with  managing  the  Company as it may reasonably  deem necessary or desirable for the best interest of the
            Project  and  the  Company   (other  than  decisions  with  material
            financial  implications  not  previously  agreed to by the  parties, which  shall be  brought  before  the  Board of  Directors.  As such agreements  are  generally  described  in  Exhibit  B  added  to the establishment documents of the company).

      7.    Deadlock.   In  the  event  that  the  Board  of  Directors  or  the
            shareholders  cannot  reach  a  decision  on a  certain  fundamental business or financial  matter (to the extent a board or  shareholder action is required  for such  matter  under  applicable  law or this
            Agreement), each party shall have the right to cause such dispute to be conclusively  determined by a third party individual who shall be selected  by the mutual  agreement  of the  parties  (the  "Deadlock
            Determining  Party").  If the parties cannot come to an agreement on the  identity  of the  Determining  Party,  then the  provisions  of
            Section 24 below  shall  apply with  respect  to such  dispute.  The expenses  of the  Deadlock  Determining  Party shall be borne by the
            Company.

      8.    Transfer  Restrictions.  Neither  party shall be  permitted to sell, transfer or otherwise dispose of its interest in the Company,  other than  to  its  wholly-owned  subsidiary  or to an  entity  which  is wholly-owned by its current  shareholders (in each case, which shall remain so wholly-owned  at all times it holds such interest),  it is being  clarified  that nothing  herein shall  prevent ERC or Euroweb from doing any  transactions  whatsoever in the share capital of ERC
            (including IPO, spin-off and the like).

      9.    Distributions.  Subject to  restrictions  set forth in any financing document entered into by the Company in connection with the Project, upon  completion of the Project and  repayment of the  Shareholder's
            Loan (as defined below),  the Company shall distribute its available cash  (net  cash  generated  from  sale of the  Project  units  less disbursements  and  appropriate  reserves)  to ISAN and ERC based on their relative equity interest in the Company.

      10.   Indemnification.  The Company shall  indemnify and hold harmless its directors,  officers  and  representatives  to  the  fullest  extent permitted  by law,  from and  against  any and all  liabilities  and damages (including legal expenses) imposed on or incurred by them in any way relating to or arising out of their services to the Company.
            The Company shall purchase an insurance policy providing  directors'
            and officers' liability insurance.

II.   The Project

      11.   Financing.

            a.    ERC  shall  provide  the  financing  for  the  entire  Project
                  (subject  to Section  11d) (the  "Financing").  The  Financing
                  shall  include  (but shall not be limited  to) the cost of the real  estate  of the  Project  and any  improvements,  cost of
                  development  and   construction   of  the  Project,   fees  of
                  subcontractors    of   all   kinds   (including    architects,
                  contractors,   sales  and  marketing  personnel,   appraisers,
                  lawyers and  accountants)  and costs of any other  consultants that may be engaged to work on the Project.

            b.    As part of the Financing,  ERC shall provide the Company, upon its  request,  with  a  shareholder's  loan  (which  shall  be subordinated  only to a bank which will  provide  construction and  development  loan  to the  Company)  in an  amount  of US
                  $4,000,000 or such higher amount agreed to by the parties (the
                  "Shareholder's  Loan").  The Shareholder's Loan shall (i) bear interest in an annual rate of 9% and (ii) be repaid,  together with any interest accrued thereon, only upon the completion of the Project  (following the repayment of any third party debt)
                  or such earlier time as may be decided by the Company  subject to any restrictions in the Company's financing documents.

            c.    As part of the  Financing,  ERC shall provide such  securities and  financial  guarantees as may be required by the financing bank or the seller of the real estate of the Project.

            d.    It is hereby  agreed  that ERC's  obligation  to  provide  the
                  Financing  (including the  Shareholder's  Loan) to the Company shall be subject to the  Company's  reaching an  agreement  in principle  with a bank for the  financing  by such bank of the
                  Project (through a construction loan, a credit arrangement for the  purchase of the real estate  whereby  each of the Company and the bank shall provide half of the purchase  price, or any other manner which is agreed to by the parties).

      12.   Management Services.

            a.    The  management of the Project until its  completion  shall be conducted by ISAN. The management of the Project shall include
                  (but shall not be limited to)  negotiation  and execution of a purchase  agreement  for  the  real  estate  of  the  Project,
                  negotiation   and   execution   of  bank   financing,   hiring
                  subcontractors    of   all   kinds   (including    architects,
                  contractors,   sales  and  marketing   personal,   appraisers,
                  lawyers,  accountants and other consultants),  supervising and managing the  construction  process and marketing and sales of the Project (collectively, the "Management Services").

            b.    It is hereby agreed that any decisions with material financial implications  not previously  agreed to by the parties(as such agreements  are generally  described in Exhibit B added to the establishment  documents  of the  company)  shall  be  brought before the Board of Directors of the Company.

            c.    ERC shall  evaluate from time to time the  performance  of the
                  Management  Services  by ISAN and if, at any  time,  ERC shall
                  reasonably   determine  in  good  faith  that  the  Management
                  Services  are not  satisfactory  to it (based  on  ISAN's  not meeting customary professional  standards),  it shall have the right to appoint a  co-manager  to the  Project who shall have proven  experience  and  knowledge  in  the  construction  and development  business in Israel and who shall be acceptable to both  parties  and  cooperate  in good faith  with  ISAN.  Any dispute  between ISAN and such  co-manager with respect to the management of the Project shall be brought before the Board of
                  Directors.

            d.    In consideration for its Management Services supervising,  the
                  Company  shall pay ISAN a total amount of US $396,000  divided into 24 equal  monthly  payments  starting  the  first  day of construction,  it being clarified that no other fee is or will be paid to ISAN as a "contractor  profit" or for its knowledge or connections.

            e.    It is  hereby  agreed  that  in no  event  ISAN  or any of its officers,  directors,  representatives  or affiliates shall be
                  (or requested to be) held financially responsible for any part of the Financing or  liabilities of the Company or required to provide personal  guarantees in connection with the Project or the Company.

III.  Representations and Warranties of the Parties.

      13.   Representations  and Warranties of ISAN. ISAN hereby  represents and warrants that:  (i) this  Agreement has been duly  authorized by all necessary  corporate  action  and  constitutes  a valid and  binding agreement  enforceable  against ISAN in  accordance  with its terms;
            (ii) ISAN is a company duly organized,  validly existing and in good standing  under  the  laws  of the  State  of  Israel,  and  has the requisite  corporate power to enter into and perform this Agreement;
            (iii) neither the  execution and delivery of this  Agreement nor the consummation of the transactions contemplated hereby will violate or result in any  violation of or be in conflict  with or  constitute a default under any term of the  organizational  documents of ISAN, or be a violation of any law, rules or regulations  applicable to ISAN, and will not breach any agreement or  undertaking to which ISAN is a party;  and (iv)  ISAN  shall use its  reasonable  best  efforts  to complete the Project in a timely,  cost effective,  and economically efficient  manner.  ISAN shall use its  reasonable  best  efforts to assure that the Project in managed and  completed in  compliance  in all material respects with all applicable laws and regulations.

      14.   Representations  and  Warranties of ERC. ERC hereby  represents  and warrants that:  (i) this  Agreement has been duly  authorized by all necessary  corporate  action  and  constitutes  a valid and  binding agreement enforceable against ERC in accordance with its terms; (ii)
            ERC is a  company  duly  organized,  validly  existing  and in  good standing  under  the  laws  of the  State  of  Nevada,  and  has the requisite  corporate power to enter into and perform this Agreement;
            (iii) neither the  execution and delivery of this  Agreement nor the consummation of the transactions contemplated hereby will violate or result in any  violation of or be in conflict  with or  constitute a default under any term of the organizational documents of ERC, or be a violation of any law, rules or regulations  applicable to ERC, and will not  breach  any  agreement  or  undertaking  to which ERC is a party;  (iv) ERC has  sufficient  funds to provide the Financing and such Financing is not subject to conditions not provided herein; and
            (v) ERC has obtained the consent of Euroweb,  its parent company, to this Agreement.

      15.   Nature of Transaction.  ERC hereby  acknowledges and agrees that (i)
            the Project and the Financing  involve a substantial  risk,  (ii) it has  experience  as  investor  in such  projects  and is  capable of evaluating the merits and risks of its investment in the Company and
            the  Project,   (iii)  it  has  conducted  to  its  satisfaction  an
            independent  investigation of the Project (including through outside consultants)  and in  making  its  determination  to  invest  in the
            Company and the Project it has relied  solely on the results of such independent  investigation and evaluation.  Neither party shall have
            (and each party  hereby  irrevocably  waives) any claim  against the other party or any of its directors,  officers,  representatives  or affiliates in connection  with the Project  (including its financial success  and  the  benefits  derived,  or  expected  to be  derived, therefrom or from its investment in the Company).

      16.   Exhibit A. The parties hereby agree and  acknowledge  that Exhibit A hereto  reflects  their current  plans,  estimates  and  projections regarding  the  Project and there is no  guarantee  that such plans, estimates and projections  shall  materialize,  in whole or in part.
            ERC agrees that any development  plans,  cost estimates or forecasts that have been  provided  with respect to the Project  (including as included  in  Exhibit  A) shall  not be  deemed  representations  or warranties of ISAN or its directors,  officers,  representatives  or affiliates.

IV.   Miscellaneous

      17.   Detailed Agreement. A detailed agreement shall be signed between the parties based upon this Agreement (the "Detailed Agreement") and the parties  shall use their  respective  reasonable  efforts to execute such Detailed  Agreement  following the  execution  hereof.  For the avoidance  of doubt,  it is hereby  acknowledged  and  agreed by the parties that, until its substitution by the Detailed Agreement, this
            Agreement  shall be binding on all parties for any and all  purposes and shall be considered a full and binding agreement with respect to the subject matter hereof .

      18.   Termination.  This  Agreement  shall  terminate and be of no further force and effect,  with no liability of any party towards the other, upon the  mutual  consent  of all of the  parties  hereto or at such earlier  time as (i) the parties  execute  and deliver the  Detailed
            Agreement  or  (ii) a  final  binding  purchase  agreement  for  the property  that is the subject  matter of the Project is entered into with any purchaser that is not the Company.

      19.   Integration.  This  Agreement  contains  the  entire  agreement  and understanding between the parties with respect to the subject matter hereof  and  incorporates  and  supersedes  any  and  all  prior  or contemporaneous  oral or written  negotiations,  understandings  and documents with respect thereto.

      20.   Binding  Nature of  Agreement;  No Third Party  Beneficiaries.  This
            Agreement  shall be binding  upon and inure to the benefit of and be enforceable by the parties  hereto or their  successors in interest, except as  expressly  otherwise  provided  herein.  Nothing  in this
            Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

      21.   Exclusivity.  ISAN shall not initiate or carry on  negotiations  for the acquisition, management, development or operation of the Project with any  party  other  than ERC  prior to the  termination  of this
            Agreement in accordance with its terms.

      22.   Assignment.  This  Agreement may not be assigned by any party hereto without the prior written consent of the other party,  other than to its wholly-owned subsidiary or to an entity which is wholly-owned by its  current  shareholders  (in each  case,  which  shall  remain so wholly-owned  until this Agreement is terminated in accordance  with its terms),  it is being clarified that nothing herein shall prevent
            ERC or Euroweb from doing any  transactions  whatsoever in the share capital of ERC (including IPO, spin-off and the like).

      23.   Governing Law. This Agreement  shall be governed by and construed in accordance with the laws of the State of Israel.

      24.   Negotiation;  Arbitration.  In  the  event  of any  dispute,  claim, question, or disagreement arising from or relating to this Agreement
            (including the Project) or the breach thereof, the parties hereto (a
            "Dispute")  shall use their  best  efforts  to settle  the  dispute, claim, question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and,  recognizing  their mutual  interests and  interests of the Company,  attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution  within a period of thirty (30) days,  then, upon  notice by either  party to the other,  all  Disputes  shall be finally  settled by arbitration  (i)  administered  by an arbitrator selected  by the  Head  of  the  Israeli  Bar  Association  (ii)  in
            accordance  with  the  Israeli  Arbitration  Law and  (iii)  held in
            Israel.  Judgment  on the award  rendered by the  arbitrator  may be entered in any court having  jurisdiction  thereof.  The expenses of the  arbitrator  shall be  initially  borne by the  Company and then repaid to it upon final  settlement  of the  Dispute by the party so determined by the arbitrator.

      25.   Jurisdiction.  ERC hereby submits to the exclusive  jurisdiction  of the courts located in Tel-Aviv,  Israel, for purposes of issuing any pre-arbitral  injunction or other  preliminary  relief,  an order to compel arbitration or other order in aid of arbitration  proceedings
            (collectively,  "Relief  Order").  ISAN  shall  have  the  right  to commence any  proceeding for purposes of issuing any Relief Order in any court of competent jurisdiction in Israel or the US. The parties hereby  irrevocably  waive any objection  which they may have to the courts  being  nominated  as the  forum to hear and  determine  such matters  and  agree  not to  claim  that  any  such  court  is not a convenient or appropriate forum.

      26.   Service  of  Process.  ERC  agrees  that the  process  by which  any arbitration  or court  proceedings  are begun may be served on it by being  delivered in connection  therewith in Israel to S. Horowitz &
            Co., 31 Ahad Haam  Street,  Tel-Aviv  65202.  Nothing  herein  shall affect the right to serve  process in any other manner  permitted by law.

      27.   Amendments.   This  Agreement  may  not  be  amended,   modified  or
            supplemented  except with the  written  approval of each of ISAN and
            ERC.

      28.   Notices.  Any  notice  or  consent  required  or  permitted  by this
            Agreement  shall be in  writing  and sent by  registered  airmail or delivered by hand to the other party at its address specified on the first page of this Agreement, or to such other address as such party may  designate  by notice  given in  accordance  herewith.  Any such communications  shall be deemed given five (5)  business  days after mailed as aforesaid and immediately upon receipt by messenger.

      29.   Further Actions.  Each party undertakes to execute,  acknowledge and deliver all such other acts, deeds,  documents and assurances as may be reasonably  requested to effect and consummate  the  transactions contemplated  hereby.  The parties shall  cooperate in good faith in
            structuring  the  transactions   contemplated  hereby  in  the  most
            tax-efficient manner for the benefit of both parties.

IN WITNESS  HEREOF,  the parties  have caused this  Agreement to be executed and delivered as of the date first above written.

ISAN HOLDINGS LTD.

By: /s/ Abbot Franco
Name:   Abbot Franco
Title:  CEO

EUROWEB RE CORP.

By: /s/ Yossi Attia
Name:   Yossi Attia
Title:  CEO

Hayarkon Project Preliminary Budget		
	Sq.M.	Details
Parking	530.00	2 Parking space for each unit
Parking Lobby	73.00	
Lobby	137.00	
Ground Floor	128.00	
Yard	200.00	
Unit 1	330.00	
Unit 2	330.00	
Unit 3	330.00	
Unit 4	300.00	
Unit 5	274.00	
Unit 6	258.00	
Roof	50.00	Common Area
Roof	250.00	Belong to Unit 6

	$
Potential Cost	$ 4,334,630.00
Third Parties	$ 433,463.00
Supervising	$ 1,290,000.00
Un-Expected	$ 650,195.00
Development Cost	$ 6,708,288.00
Land	$ 7,500,000.00
Total Potential Cost	$ 14,208,288.00
Potential Sales	$ 27,717,060.00
Potential Gross Profit to JV	$ 13,508,772.00